UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

EMC INSURANCE GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Iowa	0-10956	42-6234555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa (Address of Principal Executive Office)	50309 (Zip Code)

Registrant’s telephone number, including area code:  (515) 345-2902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	EMCI	The Nasdaq Global Select Market

Item 1.01              Entry into a Material Definitive Agreement.

On May 8, 2019, EMC Insurance Group Inc., an Iowa corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Employers Mutual Casualty Company, an Iowa mutual insurance company (“EMCC”), and Oak Merger Sub, Inc., an Iowa corporation and wholly owned subsidiary of EMCC (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Iowa law as the surviving corporation (the “Merger”).  As a result of the Merger, EMCC’s ownership of the Company will increase from approximately 55% to 100%.

At the effective time of the Merger, each issued and outstanding share of common stock of the Company (other than (i) shares in respect of which appraisal rights are exercised and perfected and (ii) shares held by EMCC, Merger Sub, the Company or any wholly-owned subsidiary of the Company) will be cancelled and converted into the right to receive $36.00 per share in cash, without interest. Each holder of outstanding stock options with an exercise price less than $36.00 per share will receive cash equal to the product of (x) the excess of $36.00 per share over the per share exercise price of the option and (y) the number of shares of common stock underlying the option.  Each outstanding and unvested share of restricted stock will be converted into the right to receive $36.00 per share, which right will continue to be subject to the vesting rules applicable to such award.  Subject to certain exceptions for retired employees, each outstanding restricted stock unit will be converted into the right to receive cash equal to the product of (x) $36.00 per share, and (y) the total number of shares of common stock underlying such restricted stock unit, which right will continue to be subject to the vesting rules applicable to such award.

The Merger Agreement contains customary conditions to closing, including a non-waivable condition that the Merger Agreement be approved by the affirmative vote of at least a majority of all outstanding shares of the Company’s common stock that are not owned by EMCC, any subsidiary of EMCC, Merger Sub or the executive officers and directors of the Company and EMCC and certain of their respective subsidiaries, commonly referred to as a “majority of the minority” vote requirement.  Consummation of the Merger is not subject to a financing condition.  The Merger Agreement also contains customary termination rights, including the right of either the Company or EMCC to terminate the Merger Agreement if the Merger has not been consummated on or prior to December 31, 2019 or if the required majority of the minority shareholder vote is not obtained at a special meeting of the shareholders of the Company.  No termination or similar fees are payable in connection with any termination of the Merger Agreement.

The Merger Agreement and transactions contemplated thereby were approved by the Board of Directors of the Company (the “Board”) and by a special committee consisting solely of independent and disinterested members of the Board (the “Special Committee”).  Acting on the unanimous recommendation of the Special Committee, the Board (with Bruce G. Kelley abstaining to avoid any potential conflict of interest) resolved to recommend that shareholders of the Company approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Company Recommendation”). The Special Committee received a fairness opinion from the Special Committee’s financial advisor, Sandler O’Neill & Partners, L.P.

The Merger Agreement contains customary representations, warranties and covenants of the Company, EMCC and Merger Sub, including a covenant by the Company to conduct its business only in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger.  The Company also covenants that neither it nor any of its subsidiaries will initiate, solicit, knowingly encourage, induce or knowingly facilitate or assist any inquiries or the making, submission, announcement or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any competing proposal or offer to acquire the Company (an “Acquisition Proposal”), as further described in the Merger Agreement.  These restrictions are subject to provisions that permit the Special Committee to participate in discussions with respect to an unsolicited Acquisition Proposal if the Special Committee determines by resolution in good faith, after consultation with its outside financial advisors and outside legal counsel, that (a) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a “Superior Proposal,” as further described in the Merger Agreement, and (b) the failure to enter into such discussions would be inconsistent with its fiduciary duties under applicable law.

The Board or any committee thereof (including the Special Committee) is not permitted to (i) withdraw, suspend, modify or amend the Company Recommendation in any manner that could reasonably be expected to jeopardize the consummation of the Merger, or fail to include the Company Recommendation in the Proxy Statement; (ii) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (iii) at any time following receipt of an Acquisition Proposal, fail to publicly reaffirm its adoption, approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within four business days after receipt of any reasonable written request to do so from EMCC); or (iv) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Securities Exchange Act of 1934 (the “Exchange Act”) (any of clauses (i), (ii), (iii) or (iv), an “Adverse Company Recommendation”). However, the Special Committee may, in response to the receipt of a Superior Proposal or an “Intervening Event,” as further described in the Merger Agreement, and subject to certain procedural requirements set forth in the Merger Agreement, make an Adverse Company Recommendation if the Special Committee determines by resolution in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference in its entirety herein.

The representations, warranties and covenants of EMCC, Merger Sub and the Company contained in the Merger Agreement have been made solely for the benefit of the parties thereto.  In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have generally been qualified by matters disclosed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  Accordingly, the

Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company, EMCC or their respective businesses.  Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company, EMCC or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or EMCC’s (or any of its affiliates’) public disclosures.

Forward-Looking Statement

Certain statements in this report regarding the Merger Agreement and the proposed Merger constitute “forward-looking statements” under the federal securities laws.  These forward-looking statements are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements.  Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain the requisite shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, risks that the proposed transaction disrupts current plans and operations, the ability to recognize the benefits of the merger, and the amount of the costs, fees, and expenses and charges related to the merger. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and the Company’s quarterly reports on Form 10-Q. The statements in this news release speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This report is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting Steve Walsh, EMCI Director of Investor Relations, at steve.t.walsh@emcins.com or 515-345-2515.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as amended. A more complete description will be available in the Company’s proxy statement on Schedule 14A (when available). You may obtain free copies of these documents as described in the preceding paragraphs.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2019, the Board acted to amend Article II, Section 1 of the Company’s By-laws (the “By-laws”) to provide that the regular annual meeting of the shareholders of the Company shall be held on such date and at such time as may be designated by the Company’s Chief Executive Officer or its Board (the “Amendment”).  Prior to the Amendment, the By-laws required that the regular annual meeting of the shareholders of the Company be held in May of each year.

Copies of the Amendment and the By-Laws as amended are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On May 9, 2019, the Company issued a press release announcing the entry into the Merger Agreement. This information is intended to be furnished, rather than filed. Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01(d)         Financial Statements and Exhibits.

Exhibit 2.1: Agreement and Plan of Merger, dated as of May 8, 2019, by and among EMC Insurance Group Inc., Employers Mutual Casualty Company and Oak Merger Sub, Inc.*

Exhibit 3.1: Amendment to By-Laws of the Company.

Exhibit 3.2: By-Laws of the Company, as amended.

Exhibit 99.1: Press release dated May 9, 2019.

*       Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC INSURANCE GROUP INC.

/s/ Mark E. Reese
Date: May 9, 2019	Mark E. Reese
Senior Vice President and
Chief Financial Officer